UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

Paramount Global

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	PARAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2023, Paramount Global (previously known as ViacomCBS Inc., “Paramount”) entered into an amendment no. 3 and extension agreement (the “Amendment”) among Paramount, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to the amended and restated credit agreement, dated as of January 23, 2020 (the “Credit Agreement”), among Paramount, the subsidiaries of Paramount designated as borrowers from time to time thereunder, the lenders named therein (the “Lenders”), the Administrative Agent, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd. and Morgan Stanley MUFG Loan Partners, LLC, as documentation agents. The Amendment amends the Credit Agreement to, among other things:

(a)	Incorporate a new Secured Overnight Financing Rate-based interest rate into the Credit Agreement to replace the eurocurrency rate for loans denominated in dollars pursuant to Section 2.12(b) of the Credit Agreement.
(b)	Extend the maturity date for the revolving loans and commitments pursuant to Section 2.26 of the Credit Agreement from January 23, 2025 to January 23, 2027.
(c)	Provide that the occurrence of a Change of Control (as defined in the Credit Agreement) of Paramount will be an event of default that would give the lenders the right to accelerate the loans and terminate the commitments.
(d)

Amend the Financial Covenant (as defined in the Credit Agreement) by (i) temporarily increasing the maximum Consolidated Total Leverage Ratio (as defined in the Credit Agreement) and (ii) extending and capping the allowance of unrestricted cash and cash equivalents to be netted against Consolidated Indebtedness (as defined in the Credit Agreement) with respect to any fiscal quarter ending on or after September 30, 2024.

The Credit Agreement, which was filed as Exhibit 10.1 to Paramount’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on January 23, 2020, as amended by amendment no. 1, dated as of December 9, 2021, and amendment no. 2, dated as of February 14, 2022, to the Credit Agreement, which were filed by Paramount with the SEC as Exhibit 10.1 to its Current Report on Form 8-K on December 14, 2021 and Exhibit 10(hh) to its Annual Report on Form 10 K for the fiscal year ended December 31, 2021, respectively, is incorporated by reference herein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Some of the financial institutions party to the Amendment and the Credit Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking, corporate trust and other financial advisory services in the ordinary course of business for Paramount and its subsidiaries for which they have received, and/or will receive, customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 3 and Extension Agreement to the Credit Agreement, dated as of March 3, 2023, among Paramount, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

Date: March 9, 2023	By:	/s/ Christa A. D’Alimonte
		Name:	Christa A. D’Alimonte
		Title:	Executive Vice President, General Counsel and Secretary